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                                                                 Exhibit 10.19.2
                                                                 ---------------


                   [LETTERHEAD OF ELECTRIC FUEL CORPORATION]


                               January 12, 2001


Mr. Yehuda Harats
c/o Electric Fuel Corporation
Western Industrial Park
P.O. Box 641
Beit Shemesh 99000
------------------

Dear Yehuda:

               Re:  Your Employment Agreement dated January 1, 2000
                    -----------------------------------------------

In connection with your employment with Electric Fuel Corporation and Electric Fuel (E.F.C.) Ltd. (together, the "Company"), we wish to amend the Second Amended and Restated Employment Agreement dated January 1, 2000 between you and the Company (the "Agreement") in certain respects.

     1. Notwithstanding anything to the contrary in the Agreement, it is hereby agreed between us that we shall have the right, unilaterally on 90 days' written notice to you, to extend the term of the Agreement until December 31, 2003.

     2. As part of the consideration for your extension of the term of the Agreement as aforesaid, we will offer you the opportunity to purchase up to 100,000 shares of our common stock and up to 100,000 warrants to purchase shares of our common stock, at a total purchase price of $556,250 (based on a closing price per share of our common stock on January 12, 2001 of $5.5625 per share), on the following terms and conditions:

          (a) The total purchase price for the shares and the warrants will be $556,250, of which you will pay $1,000 in cash, and the remaining $555,250 by means of a ten-year, non-recourse promissory note dated January 12, 2001, bearing interest at the Interest Rate.
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                                      -2-

          (b) Of the 100,000 warrants, 33,333 warrants shall be warrants to purchase up to 33,333 shares of common stock at a purchase price of $7.5094 per share, expiring on October 12, 2001, and 66,667 warrants shall be warrants to purchase up to 66,667 shares of common stock at a purchase price of $8.3438 per share, expiring on October 12, 2006. Terms of purchase of common stock pursuant to these warrants shall be similar to the terms of purchase provided for in subparagraph (b) above (i.e., par value in cash and the remainder by ten-year non-recourse note bearing interest at the Interest Rate applicable on the date of exercise of the warrants).

          (c) You shall provide security for the promissory notes referred to above that shall be adequate under 12 U.S.C. (S) 221 et seq. (Regulation U), which will include at a minimum all shares of our common stock acquired by you pursuant to this paragraph 4.

          (d) The proceeds of any sales of the common stock purchased by you hereunder shall be used to reduce proportionally the amount of your outstanding loan from us, principal and interest. For example, if prior to the exercise of any warrants you sell 10,000 shares of the common stock purchased by you hereunder, the proceeds of this sale will be used first to pay down 10% of the original principal and 10% of the interest under your loan. Furthermore, we may withhold from such proceeds such amounts for taxes, etc. as we may be required to do under law.

          (e) Should you leave the employ of the Company prior to December 31, 2002 (or December 31, 2003 should we exercise the option to extend the term of the Agreement granted to us in paragraph one above), all securities purchased by you under the terms of this paragraph 4 shall revert back to the Company.

          (f) You acknowledge that these securities have not been registered under the United States Securities Act of 1933, as amended, or the rules and regulations thereunder (the "Securities Act"), and accordingly are restricted within the meaning of, and subject to applicable impediments pertaining to the transfer of restricted securities under, the Securities Act. You represent and warrant to us that these securities are being and will be acquired by you in good faith solely for your own account, for investment purposes and not with a view to subdivision, distribution or resale, and may not be sold, transferred or assigned in the absence of an effective registration statement for these securities under the Securities Act or an opinion of our counsel that registration is not required under the Securities Act.

          (g) As used herein, the term "Interest Rate" shall mean a rate equal to the lesser of (i) 6.5%, and (ii) 1% over the then-current Federal Fund Rate.
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                                     -3-

     5. In all other respects, the terms of the Agreement will govern the relationship between us.

     If the foregoing is acceptable to you, kindly sign this letter in the space provided for your signature below, whereupon this letter will become a binding amendment to the Agreement.

                                     Sincerely yours,

                                     ELECTRIC FUEL CORPORATION


                                     By: /s/ Robert S. Ehrlich
                                         ---------------------------------------
                                         Robert S. Ehrlich
                                         Chairman and Chief Financial Officer

ACCEPTED AND AGREED:


/s/ Yehuda Harats
----------------------------
    Yehuda Harats